UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

FORTRESS BIOTECH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FORTRESS BIOTECH, INC.
2 Gansevoort Street, 9th Floor
New York, New York 10014
Dear Stockholder:
You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Fortress Biotech, Inc. (the “Company”), to be held at 10:00 a.m. local time, on Tuesday, June 18, 2019, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016. At the meeting, the stockholders will be asked to (i) elect seven directors for a term of one year, (ii) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019, (iii) conduct an advisory vote to approve the compensation of our named executive officers, (iv) consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers, and (v) transact any other business that may properly come before the 2019 Annual Meeting or any adjournment of the 2019 Annual Meeting. You will also have the opportunity to ask questions and make comments at the meeting.
In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our 2019 proxy statement and annual report to stockholders for the year ended December 31, 2018 on the Internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2019. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.
It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.
If you have any questions about the proxy statement or the accompanying 2018 Annual Report, please contact Robyn M. Hunter, our Chief Financial Officer at 781-652-4500.
We look forward to seeing you at the Annual Meeting.
Sincerely,
/s/ Lindsay A. Rosenwald, M.D.

Lindsay A. Rosenwald, M.D.
Executive Chairman, Chief Executive Officer
and President
April 30, 2019
New York, New York

FORTRESS BIOTECH, INC.
2 Gansevoort Street, 9th Floor
New York, New York 10014
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The Annual Meeting of Stockholders of Fortress Biotech, Inc. will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, on Tuesday, June 18, 2019, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:
1.
Elect seven directors for a term of one year;

2.
Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019;

3.
An advisory vote to approve the compensation of our named executive officers;

4.
An advisory vote on the frequency of the advisory vote on compensation of our named executive officers, and

5.
Transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 24, 2019, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection, 10 days preceding our Annual Meeting, at our offices located at 2 Gansevoort Street, New York, New York 10014, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.
YOUR VOTE IS IMPORTANT!
Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2019. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2018 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”
If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.
Submitting your proxy does not affect your right to vote in person if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, Robyn M. Hunter, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Lindsay A. Rosenwald, M.D. and Robyn M. Hunter to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.
By Order of the Board of Directors,
/s/ Robyn M. Hunter

Robyn M. Hunter
Corporate Secretary
April 30, 2019
New York, New York

FORTRESS BIOTECH, INC.
2 Gansevoort Street, 9th Floor
New York, New York 10014
Phone: (781) 652-4500
Fax: (781) 459-7788
PROXY STATEMENT
This proxy statement is being made available via Internet access, beginning on or about April 30, 2019, to the owners of shares of common stock of Fortress Biotech, Inc. (the “Company,” “our,” “we,” or “Fortress”) as of April 24, 2019, in connection with the solicitation of proxies by our Board of Directors for our 2019 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 30, 2019, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2018. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you, paper copies of such materials free of charge.
The Annual Meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016 on Tuesday, June 18, 2019, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

QUESTIONS AND ANSWERS	1
Q: Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?	1
Q: When is the Annual Meeting?	1
Q: Where will the Annual Meeting be held?	1
Q: What is the purpose of the Annual Meeting?	1
Q: How many votes do I have?	1
Q: Who is entitled to vote at our Annual Meeting?	1
Q: How do I vote?	2
Q: What is a proxy?	2
Q: How will my shares be voted if I vote by proxy?	2
Q: Can I change my vote after I return my proxy card?	2
Q: Is my vote confidential?	3
Q: How are votes counted?	3
Q: What constitutes a quorum at the Annual Meeting?	3
Q: What vote is required to elect our directors for a one-year term?	3
Q: What vote is required to ratify BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019?	4
Q: How will the outcome of the non-binding vote to approve the compensation of our named executive officers be determined?	4
Q: How will the outcome of the non-binding advisory vote on the frequency of the advisory vote on compensation of our named executive officers be determined?	4
Q: What percentage of our outstanding common stock do our directors and executive officers own?	4
Q: How can I find out the results of the voting of the Annual Meeting?	4
Q: Who was our independent public accountant for the year ending December 31, 2018? Will they be represented at the Annual Meeting?	4
Q: Who is paying for this proxy solicitation?	4
Q: How can I obtain a copy of our annual report on Form 10-K?	5
CORPORATE GOVERNANCE	6
Our Board of Directors	6
Director Nominees	7
Communicating with the Board of Directors	9
Audit Committee	9
Compensation Committee	10
Nominating Committee	10
Code of Business Conduct and Ethics	12
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	13
Audit Fees	13
Audit-Related Fees	13
Tax Fees	13
All Other Fees	13
Pre-Approval of Services	13
i

ii

QUESTIONS AND ANSWERS
Q:
Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

Q:
When is the Annual Meeting?

A.
The Annual Meeting will be held at 10:00 a.m., local time, on Tuesday, June 18, 2019.

Q:
Where will the Annual Meeting be held?

A.
The Annual Meeting will be held at the offices of Alston & Bird LLP, our legal counsel, at 90 Park Avenue, New York, New York 10016.

Q:
What is the purpose of the Annual Meeting?

A.
At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of seven directors for a term of one year, (ii) ratifying the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019, (iii) an advisory vote to approve the compensation of our named executive officers, (iv) an advisory vote on the frequency of the advisory vote on compensation of our named executive officers, and (v) transacting any other business that may properly come before the 2019 Annual Meeting or any adjournment thereof.

Q:
How many votes do I have?

A.
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q:
Who is entitled to vote at our Annual Meeting?

A.
Only stockholders of record at the close of business on April 24, 2019, which we refer to as the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had 64,227,586 shares of common stock outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, may be examined at our offices located at 2 Gansevoort Street, New York, New York 10014, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day, 10 days preceding the Annual Meeting.

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Stockholders of Record: Shares Registered in Your Name.   If on the Record Date your shares were registered directly in your name with our transfer agent, Continental Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, to ensure your vote is counted.

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Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee.    If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are a beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, custodian or other nominee.
Q:
How do I vote?

A.
Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

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By Internet — If you have Internet access, you may authorize your proxy from any location in the world as directed in our “Important Notice Regarding the Availability of Proxy Materials.”

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By Telephone — If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

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By Mail — You may authorize your proxy by signing your proxy card and mailing it in the enclosed postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

Q:
What is a proxy?

A.
A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President, and Robyn M. Hunter, our Chief Financial Officer, Treasurer and Corporate Secretary, as your proxies. Dr. Rosenwald and/or Ms. Hunter may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q:
How will my shares be voted if I vote by proxy?

A.
Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019, (iii) “FOR” the non-binding proposal to approve the compensation of our named executive officers, and (iv) “FOR” a frequency of every three years for future nonbinding stockholder advisory votes to approve the compensation of our named executive officers. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q:
Can I change my vote after I return my proxy card?

A.
Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting by:

If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•
You may send a written notice that you are revoking your proxy to our Corporate Secretary, Robyn M. Hunter, at our address above (so long as we receive such notice no later than the close of business on the day before the Annual Meeting);

•
You may submit a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

•
You may attend the Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee.
Q:
Is my vote confidential?

A.
Yes. All votes remain confidential.

Q:
How are votes counted?

A.
Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum and may be entitled to vote on certain matters at the Annual Meeting.
Q:
What constitutes a quorum at the Annual Meeting?

A.
In accordance with Delaware law (the law under which we are incorporated) and our Second Amended and Restated Bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.
Q:
What vote is required to elect our directors for a one-year term?

A.
The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q:
What vote is required to ratify BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019?

A.
The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q:
How will the outcome of the non-binding vote to approve the compensation of our named executive officers be determined?

A.
The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt the non-binding advisory vote to approve the compensation of our named executive officers. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q:
How will the outcome of the non-binding advisory vote on the frequency of the advisory vote on compensation of our named executive officers be determined?

A.
The frequency of the non-binding advisory vote on compensation of our named executive officers receiving the greatest number of votes — every three years, every two years or every year — will be the frequency that stockholders approve.

Q:
What percentage of our outstanding common stock do our directors and executive officers own?

A.
As of March 31, 2019, our directors and executive officers owned, or have the right to acquire, approximately 33.1% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 31 for more details.

Q:
How can I find out the results of the voting of the Annual Meeting?

A.
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC, within four business days of the Annual Meeting.

Q:
Who was our independent public accountant for the year ending December 31, 2018? Will they be represented at the Annual Meeting?

A.
BDO USA, LLP is the independent registered public accounting firm that audited our financial statements for the year ending December 31, 2018. We expect a representative of BDO USA, LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q:
Who is paying for this proxy solicitation?

A.
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Proxies may also be solicited by employees and our directors by mail, telephone, facsimile, e-mail or in person.

Q:
How can I obtain a copy of our annual report on Form 10-K?

A.
We have filed our annual report on Form 10-K for the year ended December 31, 2018, with the SEC. The annual report on Form 10-K is also included in the 2019 Annual Report to Stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, Robyn M. Hunter, or by email at info@fortressbiotech.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE
Our Board of Directors
Our Second Amended and Restated Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Currently, our Board consists of seven members. The following individuals are being nominated to serve on our Board (See “Proposal 1 —  Election of Directors; Nominees”):
Name of Director Nominee	Age	Title	Director Since
Lindsay A. Rosenwald, M.D.	64	Chairman, President and Chief Executive Officer	October 2009
Eric K. Rowinsky, M.D.	62	Co-Vice Chairman and Director	October 2010
Jimmie Harvey, Jr., M.D.	67	Director	December 2008
Malcolm Hoenlein	75	Director	February 2014
Dov Klein	67	Director	July 2015
J. Jay Lobell	56	Director	June 2006
Michael S. Weiss	53	Director and Executive Vice Chairman, Strategic Development	December 2013
The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Executive Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that having a director who is an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time.
Fortress has a risk management program overseen by Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President and the Board. Dr. Rosenwald and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.
The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.
Fortress adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board completed its annual review of director independence on April 25, 2019. During the review, our Board considered relationships and transactions during 2018 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and the Company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Messrs. Hoenlein, Klein, Lobell, and Dr. Harvey are independent under the criteria established by Nasdaq and our Board.

Director Nominees
Lindsay A. Rosenwald, M.D. has served as a member of the Board of Directors since October 2009 and as Chairman, President and Chief Executive Officer of the Company since December 2013. Dr. Rosenwald also serves as a director of Mustang Bio, Inc., Chairman of the Board of Directors of Avenue Therapeutics, Inc., and a director of Checkpoint Therapeutics, Inc. From November 2014 to August 2015, he served as Interim President and Chief Executive Officer of Checkpoint Therapeutics, Inc. Dr. Rosenwald is also Co-Portfolio Manager and Partner of Opus Point Partners Management, LLC (“OPPM”), an asset management firm in the life sciences industry, which he joined in 2009. Prior to that, from 1991 to 2008, he served as the Chairman of Paramount BioCapital, Inc. Over the last 25 years, Dr. Rosenwald has acted as a biotechnology entrepreneur and has been involved in the founding and recapitalization of numerous public and private biotechnology and life sciences companies. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine. Based on Dr. Rosenwald’s biotechnology and pharmaceutical industry experience and in-depth understanding of the Company’s business, the Board of Directors believes that Dr. Rosenwald has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.
Eric K. Rowinsky, M.D. has served as Co-Vice Chairman of the Board of Directors and a consultant to the Company since October 2010 and is responsible for overseeing the Company’s clinical development plan for acute myeloid leukemia and solid tumor malignancies. Dr. Rowinsky has served as the Executive Chairman and President of Rgenix, Inc. since November 2015. He served as Executive Vice President, Chief Medical Officer and Head of Research and Development of Stemline Therapeutics, Inc., a clinical-stage biopharmaceutical company, from November 2011 until October 2015. Prior to joining Stemline, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company, from June 2010 until its acquisition in September 2011. He also served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems Incorporated, where he led the FDA approval of Erbitux® for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center, including Director of the Institute of Drug Development, or IDD, and the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, he was a Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at The Johns Hopkins University School of Medicine. He was a longstanding National Cancer Institute principal and co-principal investigator from 1990 to 2004 and was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib and temsirolimus among others. Dr. Rowinsky is currently an Adjunct Professor of Medicine at New York University School of Medicine and he sits on the boards of directors of Biogen Inc. and Verastem Inc., both publicly traded clinical-stage biopharmaceutical and life science companies. Over the last 5 years, he has also served on the board of directors of BIND Therapeutics, Inc., a publicly traded biopharmaceutical and life-science company that was acquired by Pfizer, Inc, in 2016 and, until March 2018, Navidea Biopharmaceuticals, Inc. Dr. Rowinsky received his M.D. from Vanderbilt University School of Medicine. He completed his residency in internal medicine at the University of California, San Diego and completed his fellowship in medical oncology at Johns Hopkins Oncology Center. Dr. Rowinsky received his B.A. from New York University. Based on Dr. Rowinsky’s service on boards of directors in the biotechnology and pharmaceutical industries and his extensive experience and background in oncology, the Board of Directors believes that Dr. Rowinsky has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.
Jimmie Harvey, Jr., M.D. has served as a member of the Board of Directors since December 2008. In 1984, Dr. Harvey founded Birmingham Hematology and Oncology Associates, L.L.C. (now Alabama Oncology, L.L.C.), a private medical company located in Birmingham, Alabama. Dr. Harvey has experience in clinical trial execution and management and has recently been a principal investigator in two trials, one investigating a novel monoclonal antibody and the other investigating a small molecule used to treat immunologic malignancies. Dr. Harvey holds a B.A. in chemistry from Emory University and received his M.D. from Emory University School of Medicine. Dr. Harvey completed his medical oncology training at the Vincent T. Lombardi Cancer Center at Georgetown University. Based on Dr. Harvey’s medical background, including his oncology expertise, the Board of Directors believes that Dr. Harvey has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.
Malcolm Hoenlein has served as a member of the Board of Directors since February 2014. Since 1986, Mr. Hoenlein has served as Chief Executive Officer and Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 51 national American Jewish organizations. Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York. Prior to that, he was the founding Executive Director of the New York Conference on Soviet Jewry. A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute. In addition, he served on the editorial staff of ORBIS, the Journal of World Affairs. He serves currently as a director of DarioHealth Corp, WellSense Technology, Delek Oil, and Nanox Technology. He previously served as a director for Eco-Fusion North America, Inc., and Powermat USA. Mr. Hoenlein has a B.A. in Political Science from Temple University and an M.A. in International Relations from the University of Pennsylvania, as well as an Hon. LL.D. from Touro College, an Hon. D.H.L. from Yeshiva University, an Hon. D.H.L. from Temple University and an Hon. D.H.L. from Bar Ilan University. Based on Mr. Hoenlein’s demonstrated sound business judgment and leadership and management experience, the Board of Directors believes that Mr. Hoenlein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.
Dov Klein has served as a member of the Board of Directors since July 2015. Since January 2016, Mr. Klein has been an audit partner at Marks Paneth LLP. Prior to that Mr. Klein was an audit partner at RSSM CPA LLP, a certified public accountant and strategic advisor firm, which he joined in 2001. His practice focuses on audits and reviews and compilation of financial statements for clients in various industries. Mr. Klein also consults on matters in litigation and conducts financial due diligence in mergers and acquisitions as well as business planning for growing businesses. Mr. Klein has been a certified public accountant since 1978 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Klein received his BSc in Accounting from Brooklyn College, The City University of New York. Based on Mr. Klein’s extensive business experience, particularly in the areas of audit and finance, the Board of Directors believes that Mr. Klein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.
J. Jay Lobell has served as a member of the Board of Directors since June 2006. Mr. Lobell is CEO and Co-Founder of GMF Capital, LLC which he co-founded in January 2016, and is a Senior Consultant and serves on the board of directors of Meridian Capital Group, LLC, a commercial real estate mortgage company, which he joined in January 2010. Mr. Lobell was also a founder of Beech Street Capital, LLC, a real estate lending company, serving as its Vice Chairman from December 2009 until the company’s sale to Capital One Financial Corporation in November 2013. From January 2005 to December 2009, Mr. Lobell served as President and Chief Operating Officer of Paramount Biosciences, LLC, or PBS, a private biotechnology investment and development company. In that capacity, he had substantial responsibility for the assembly and oversight of companies PBS founded and incubated, including the Company and Asphelia Pharmaceuticals, Inc. Mr. Lobell currently serves on the board of directors of Sava Senior Care and Tender Touch Rehabilitation Services, both private companies. He previously served on the board of directors of NovaDel Pharma Inc., Innovive Pharmaceuticals, Inc., and Chem Rx Corporation (a private company). Mr. Lobell was a partner in the law firm Covington & Burling LLP from October 1996 through January 2005, where he advised companies and individuals as a member of the firm’s securities litigation and white collar defense practice group. Mr. Lobell received his B.A. (summa cum laude, Phi Beta Kappa) from The City University of New York and his J.D. from Yale Law School, where he was senior editor of The Yale Law Journal. Based on Mr. Lobell’s biotechnology, legal and financial experience, as well as his in-depth understanding of drug commercialization and corporate governance, the Board of Directors believes that Mr. Lobell has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Michael S. Weiss has served as our Executive Vice Chairman, Strategic Development since February 2014. Mr. Weiss also serves as Chairman of the Board of Directors and Executive Chairman of Mustang Bio, Inc., Executive Chairman, Chief Executive Officer and President of TG Therapeutics, Inc., a director of Avenue Therapeutics, Inc. from March 2015 to February 2018, and Chairman of the Board of Directors of Checkpoint Therapeutics, Inc. Mr. Weiss is Executive Chairman of Mustang Bio, Inc., where he previously served as interim President and CEO from March 2015 to April 2017, and Chairman of the Board of Directors of Checkpoint Therapeutics, Inc., where he previously served as interim President and CEO from March 2015 to December 2016. Since December 2011, Mr. Weiss has served in multiple capacities at TG Therapeutics, Inc. and is currently its Executive Chairman, Chief Executive Officer and President. Mr. Weiss is a co-founder of and has been a managing partner and principal of OPPM since 2008. Mr. Weiss earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. He began his professional career as a lawyer with Cravath, Swaine & Moore LLP. In 1999, Mr. Weiss founded Access Oncology which was later acquired by Keryx Biopharmaceuticals (NASDAQ: KERX) in 2004. Following the merger, Mr. Weiss remained as Chief Executive Officer of Keryx and grew the company to close to a $1.0 billion market capitalization company at its peak. Based on Mr. Weiss’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Weiss has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.
During 2018, our Board held ten meetings. During 2018, each incumbent director who served their full term and are standing for election attended 100% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our directors other than Dr. Rowinsky attended the 2018 Annual Meeting of Stockholders.
Communicating with the Board of Directors
Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to Robyn M. Hunter, our Corporate Secretary, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014. The Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@fortressbiotech.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.
Audit Committee
The Audit Committee currently consists of Messrs. Klein (chair), Lobell, and Dr. Harvey. During 2018, the Audit Committee held five meetings. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.fortressbiotech.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.
The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.
Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Klein is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Klein’s biography on page 8 for a description of his relevant experience.
The report of the Audit Committee can be found on page 15 of this proxy statement.
Compensation Committee
During 2018, the Compensation Committee held one meeting. The Compensation Committee currently consists of Messrs. Hoenlein, Klein, Lobell (chair), and Dr. Harvey. The duties and responsibilities of the Compensation Committee are set forth in its charter. A copy of the charter of the Compensation Committee is available on our website, located at www.fortressbiotech.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include annually evaluating the performance of the Chief Executive Officer and our other executive officers, determining the overall compensation of the Chief Executive Officer and our other executive officers and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee also reviews and discusses with management the Compensation Overview section of our proxy statement and reviews an approves the say on pay and frequency proposals to be included in our proxy statement. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Compensation Committee Charter, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of April 30, 2019, however, the Compensation Committee had not delegated any such authority.
Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.
The report of the Compensation Committee can be found on page 10 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Overview beginning on page 17 of this proxy statement.
Nominating Committee
The Nominating and Corporate Governance Committee is currently composed of Committee Chairman Mr. Lobell and directors Messrs. Klein and Hoenlein. The functions of the Nominating and Corporate Governance Committee include, among other things:
•
making recommendations to the Board of Directors regarding the size and composition of the Board of Directors;

•
developing minimum qualifications for director candidates and evaluating such candidates in such a manner as the Nominating and Corporate Governance Committee deems appropriate;

•
except where otherwise required, selecting candidates for election to the Board of Directors and to fill any vacancies on the Board of Directors, such selected candidates to then be voted by the Board of Directors;

•
establishing procedures for the nomination process;

•
establishing and administering a periodic assessment procedure relating to the performance of the Board of Directors as a whole and its individual members; and

•
making recommendations to the Board of Directors regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board of Directors.

The Nominating and Corporate Governance Committee of the Board of Directors has the responsibility for establishing the qualifications for director candidates. The Committee does not have a formal policy on Board of Directors candidate qualifications. It may consider those factors it deems appropriate in evaluating director nominees made either by the Board of Directors or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skills relative to other Board of Directors’ members, specialized knowledge or experience, and diversity. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily. In considering candidates for the Board of Directors, the directors evaluate the entirety of each candidate’s credentials and do not currently have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board of Directors’ members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation. Our policy describing our director nomination process is available on under the Investors — Governance — Governance Documents section of the Company’s website, located at www.fortressbiotech.com. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board of Directors.
We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.
We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, Robyn M. Hunter, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.
We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.
We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.
We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, or the Code, which applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Business Conduct and Ethics under the Investors — Governance — Governance Documents section of the Company’s website, located at www.fortressbiotech.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
BDO USA, LLP, served as the Company’s independent registered public accounting firm for the years ended December 31, 2018 and 2017 and has served as our independent registered public accounting firm since October 2016. We expect a representative of BDO USA, LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.
Our Board has asked the stockholders to ratify the selection of BDO USA, LLP as our independent registered public accounting firm. See “Proposal Two: Ratification of Appointment of BDO USA, LLP as Our Independent Registered Public Accounting Firm” on page 33 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining BDO USA, LLP’s independence. All proposed engagements of BDO USA, LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.
Audit Fees
For the fiscal year ended December 31, 2018 and 2017, we were billed approximately $1,501,329 and $1,595,522 by BDO USA, LLP, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for that fiscal year, the audit of internal control over financial reporting for that fiscal year, the review of our financial statements included in our Quarterly Reports on Form 10-Q during that fiscal year, and other services provided in connection with registration statements. In 2018 and 2017, included in these fees for BDO USA, LLP is $801,329 and $993,022, related to stand-alone audits and filings of certain of the Company’s subsidiaries.
Audit-Related Fees
During the fiscal years ended December 31, 2018 and 2017, neither BDO USA, LLP nor EisnerAmper LLP billed us for any fees for audit-related services reasonably related to the performance of the audits and reviews for the respective fiscal years.
Tax Fees
During the fiscal years ended December 31, 2018 and 2017, neither BDO USA, LLP nor EisnerAmper LLP billed us for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.
All Other Fees
During the fiscal year ended December 31, 2018 and 2017, BDO USA, LLP billed us nil and nil and EisnerAmper LLP billed us $22,204 and nil, respectively, for other accounting fees not related directly to the audit.
Pre-Approval of Services
Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:
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Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

•
Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.
All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE
In monitoring the preparation of our financial statements, the Audit Committee met with both management and BDO USA, LLP, the Company’s independent registered public accounting firm from October 11, 2016, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committees). Auditing Standard 1301 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:
•
Methods used to account for significant or unusual transactions;

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The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•
The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

•
Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of BDO USA, LLP from October 11, 2016 through the fiscal year 2018, including the written disclosures made by BDO USA, LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.
Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary. These measures include, without limitation, a quarterly review of related party transactions and relationships pursuant to regularly-updated reports prepared by the Company’s internal legal counsel and Chief Financial Officer.
On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.
By the Audit Committee of the Board of Directors
Dov Klein, Chairman
Jimmie Harvey, Jr., M.D.
J. Jay Lobell
Dated April 30, 2019

OUR EXECUTIVE OFFICERS
Executive Officers
Our current executive officers are as follows:
Name	Age	Position
Lindsay A. Rosenwald, M.D.	64	Executive Chairman, Chief Executive Officer and President
Robyn M. Hunter	57	Chief Financial Officer, Treasurer and Corporate Secretary
Michael S. Weiss	53	Executive Vice Chairman, Strategic Development
George Avgerinos, Ph.D.	66	Senior Vice President, Biologics Operations
No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biographies of Dr. Rosenwald and Mr. Weiss are presented in connection with “Corporate Governance” beginning on page 6 of this proxy statement.
Robyn M. Hunter, 57, has served as our Chief Financial Officer since June 26, 2017 and also currently serves as our corporate secretary. Ms. Hunter has more than 30 years of financial and operational experience in an array of industries. Since June 2011, Ms. Hunter has served as the Company’s Vice President and Corporate Controller where she has implemented financial and operational processes, procedures and policies to facilitate the Company’s execution of its growth strategy. From January 2006 to May 2011, Ms. Hunter served as Senior Vice President and Chief Financial Officer of Schochet Associates. From August 2004 to January 2006, Ms. Hunter served as the Corporate Controller for Indevus Pharmaceuticals. From 1990 to 2004, Ms. Hunter held several positions from Accounting Manager to Vice President and Treasurer of The Stackpole Corporation. Ms. Hunter holds a Bachelor of Arts degree in Economics from Union College in Schenectady, New York.
George Avgerinos, Ph.D., 66, has served as our Senior Vice President, Biologics Operations since June 2013. Dr. Avgerinos joined us from AbbVie, Inc., where he was Vice President, HUMIRA® Manufacturing Sciences and External Partnerships. In his 22-year career at AbbVie, Inc., formerly Abbott Laboratories, formerly BASF Bioresearch Corporation (BASF), Dr. Avgerinos was responsible for many aspects of biologics development and operations. These included the HUMIRA® operations franchise, global biologics process and manufacturing sciences, biologics CMC, manufacturing operations, and third-party manufacturing. During his tenure, Dr. Avgerinos led and participated in the development of numerous clinical candidates which included the launch of HUMIRA®. He supported expansion of the supply chain to over $9.0 billion in annual global sales. Dr. Avgerinos’ efforts on HUMIRA® have been recognized with numerous awards, including the prestigious Abbott’s Chairman’s award in 2011. Dr. Avgerinos received a B.A. in Biophysics from the University of Connecticut and a Ph.D. in Biochemical Engineering from the Massachusetts Institute of Technology.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning compensation paid by the Company to its named executive officers for services rendered to it in all capacities during the years ended December 31, 2017 and 2018.
Name and principal position(s)	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-equity Incentive Plan	All Other	Total ($)
					Compensation(4)(5)
					($)	($)
Lindsay A. Rosenwald, M.D.(6) Chairman, President and Chief Executive Officer	2018	$31,497	$—	$2,339,848	$—	$129	$2,371,474
	2017	30,579	—	2,039,285	—	125	2,069,989
Robyn M. Hunter Chief Financial Officer and Corporate Secretary	2018	328,800	150,000	—	—	820	479,620
	2017	293,347	117,339	1,115,000	—	820	1,526,506
George Avgerinos, Ph.D. Senior Vice President, Biologics Operation	2018	385,982	—	—	—	—	385,982
	2017	374,740	299,792	—	—	—	674,532
Michael S. Weiss(6) Executive Vice Chairman, Strategic Development	2018	31,497	—	2,339,848	—	126	2,371,471
	2017	30,579	—	2,039,285	—	120	2,069,989

(1)
For 2018, Dr. Rosenwald and Mr. Weiss were paid only the minimum wages that must be paid to full-time employees under New York State labor laws.

(2)
As of April 30, 2019, the Compensation Committee awarded a $150,000 discretionary bonus for 2018 to Ms. Hunter, and the discretionary bonus for 2018 for Dr. Avgerinos is under consideration. Under our shared services agreement with TGTX, TGTX will reimburse the Company 67% of Dr. Avgerinos’ bonus for 2018. For 2017 Dr. Avgerinos earned a bonus of  $299,792 of which 42% was reimbursed by TGTX under the shared services agreement and Ms. Hunter earned a discretionary bonus of  $117,339.

(3)
Represents the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation, as modified or supplemented (“FASB ASC Topic 718”). On January 1, 2018, Dr. Rosenwald and Mr. Weiss were each awarded 586,428 shares of restricted common stock of the Company (or one percent (1%) of the total outstanding shares of the Company) for their performance in 2017

(4)
As of April 30, 2019, Dr. Rosenwald and Mr. Weiss each decided to waive their 2018 $500,000 cash bonuses under the LTIP. In 2017, the Compensation Committee initially awarded each of Dr. Rosenwald and Mr. Weiss a $500,000 cash bonus under the LTIP. Dr. Rosenwald and Mr. Weiss each decided to waive their $500,000 cash bonuses under the LTIP. The board decided to award Dr. Rosenwald and Mr. Weiss 164,473 restricted common shares each in lieu of the cash bonuses.

(5)
All other compensation for 2018 and 2017 for each of Dr. Rosenwald, Mr. Weiss and Ms. Hunter includes long-term disability premiums.

(6)
Mr. Weiss, in each case through a wholly-owned LLC Caribe BioAdvisors, LLC, received in his capacity as Chairman of the Board of Checkpoint Therapeutics, Inc. 16,448 restricted shares of common stock and $60,000 cash fees, as Executive Chairman of Mustang Bio Inc. 10,000 restricted shares of common stock and $75,000 cash fees, and as a member of the Board of Avenue Therapeutics 14,663 restricted shares of common stock and $50,000 cash fees. Dr. Rosenwald received 16,448 restricted shares of common stock and $50,000 cash fees from Checkpoint Therapeutics Inc. and 10,000 restricted shares of common stock and $62,500 cash fees from Mustang Bio Inc. for his role on the Board of Directors of those companies, as well as 14,663 restricted shares of common stock and $60,000 restricted shares of common stock from Avenue Therapeutics Inc. for his role as Executive Chairman.

Perquisites
From time to time, the Company has provided certain of the named executive officers with perquisites that the Board of Directors believes are reasonable. The Company does not view perquisites as a significant element of its comprehensive compensation structure, but does believe they can be useful in attracting, motivating and retaining the executive talent for which the Company competes. The Company believes that these additional benefits may assist executive officers in performing their duties and provide time efficiencies for executive officers in appropriate circumstances, and the Company may consider providing additional perquisites in the future. All future practices regarding perquisites will be approved and subject to periodic review by the Compensation Committee.
Summary of Material Components of Compensation Program
The Company believes in providing to its executive management team a competitive total compensation package featuring a combination of elements. The executive compensation programs are designed to achieve the following objectives:
•
reward performance;

•
attract, motivate and retain executives of outstanding ability and potential; and

•
ensure that executive compensation is rationally related to building stockholder value.

The Board of Directors believes that the Company’s executive compensation programs should include short- and long-term components, including cash and equity-based compensation, and should be oriented towards a merits-based metric that rewards consistent performance that meets or exceeds expectations.
Base Salaries
Base salaries for the Company’s executives are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. While other of the Company’s executives are paid salaries typical within the industry for persons of their experience and expertise, Dr. Rosenwald and Mr. Weiss have elected to largely forego the payment of salary in exchange for participation in the merits-based programs described below. In particular, Dr. Rosenwald and Mr. Weiss are paid only the minimum wages that must be paid to full-time employees under New York State labor laws.
Annual Discretionary Bonuses
In addition to the payment of base salaries, the Company believes that discretionary bonuses can play an important role in providing appropriate incentives to its executives to achieve the Company’s strategic objectives. As part of the annual performance reviews, the Compensation Committee reviews and analyzes each executive officer’s overall performance against such executive’s goals as identified by the Compensation Committee.
Long-Term Incentive Plan
The Fortress Biotech, Inc. Long Term Incentive Plan (the “LTIP”) is designed to compensate Dr. Rosenwald and Mr. Weiss based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of the Company and to share the success and risks of the Company based upon achievement of business goals. Eligible participants include Dr. Rosenwald, Mr. Weiss, or any limited liability company or limited partnership owned and controlled by Dr. Rosenwald or Mr. Weiss, provided such entity has a bona fide service provider relationship with the Company (“Eligible Entities” and together with Dr. Rosenwald and Mr. Weiss, the “LTIP Participants”).

On January 1 of each year, the LTIP entitles the Company to grant restricted shares of common stock of the Company to the LTIP Participants equal to up to one percent (1%) of the total outstanding shares of common stock of the Company, such actual amount to be based upon the achievement of the goals and objectives of each individual as set by the Compensation Committee for the preceding year. In the case of the LTIP Participants, such goals and objectives include, among other things, the Company’s in-licensing of new medical technologies of substantial promise, operational and cash management, the Company’s issuance of new debt securities, the Company’s achievement of developmental, regulatory and clinical milestones in respect of its in-licensed technologies, the recruitment and retention of personnel, share price performance, trading volume of the Company’s public securities, and the overall positioning of the Company within its relevant market.
Restricted shares granted under the LTIP are subject to repurchase by the Company until both of the following conditions are met: (i) the Company achieves a specified market capitalization milestone, and (ii) the employee is either in the service of the Company as an employee or as a Board member (or both) on the tenth anniversary of the LTIP, or the eligible employee has had an involuntary separation from service (as defined in the LTIP). The Company’s repurchase option on such shares will also lapse upon the occurrence of a corporate transaction (as defined in the LTIP) if the eligible employee is in service on the date of the corporate transaction.
In addition, pursuant to the LTIP, upon the formation of each new subsidiary of the Company, the LTIP Participants are to each receive five percent (5%) of the total outstanding shares of common stock of the subsidiary. Accordingly, in 2017, the LTIP Participants were each granted 500,000 shares of common stock of Aevitas Therapeutics, Inc., Caelum Biosciences, Inc. and Tamid Bio, Inc. (formerly FBIO Acquisition Corp. V) and of FBIO Acquisition Corps. III, IV, VI, VII and VIII.
Pursuant to the LTIP, the LTIP Participants are also eligible for performance-based cash bonuses not to exceed an annual aggregate amount of  $1,000,000. In April 2019, the LTIP participants elected to waive their rights to any cash bonus in connection to their performance for calendar year 2018.
Equity Incentive Compensation
The Company believes that by providing its executives the opportunity to increase their ownership of Company stock, the interests of its executives will be more closely aligned with the best interests of the Company’s stockholders, encouraging long-term performance. The stock awards enable the executive officers to participate in the appreciation of the value of the Company’s stock, while personally participating in the risks of business setbacks. The Company grants equity awards to its executives pursuant to the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended (the “2013 Plan”).
While the Company has awarded stock options to the executive officers as incentives in the past, it more recently has awarded restricted stock or restricted stock units (“RSUs”) to its executives. These RSUs vest in equal annual installments over a period of several years.
On or about September 7, 2018, we were notified by the Nasdaq Stock Market (“Nasdaq”), that our July 15, 2015 grant of one million RSUs to Dr. George Avgerinos, our Senior VP, Biologics Operations, when combined with the cancellation of certain options, may have constituted a repricing under Nasdaq rules. This grant was made in accordance with the 2013 Stock Incentive Plan (the “Plan”) and, as such, did not require stockholder approval. Simultaneously with this grant, Dr. Avgerinos surrendered a 200,000 share option grant (the “Options”), which he had previously received on June 4, 2013 upon his employment commencement. The 2015 RSU grant to Dr. Avgerinos was made in order to incentivize him to remain at the Company. After assessing the exercise price of the Options and the unlikelihood that they would be “in the money” at any point in the foreseeable future, we asked Dr. Avgerinos to cancel the Options in order to free up space for other potential grants under the Plan. We recognize that by having Dr. Avgerinos surrender his initial Option grant, we may have inadvertently violated Nasdaq Rule 5635(c) and, as such, on April 17, 2019, our Board of Directors approved the reinstatement of the initial grant on the same terms. The reinstatement was made under the Plan.

In order to avoid any confusion or future issues under the listing standards, our Compensation Committee passed a resolution in December 2018 formally interpreting Section 15 of the Plan to require that any transaction that constitutes a repricing under the Nasdaq rules must be approved by the Company’s stockholders. We are disclosing this information here as part of our resolution of the matter with Nasdaq.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END
The following table sets forth certain information regarding outstanding equity awards held by the Company’s named executive officers as of December 31, 2018
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option/ Warrant Exercise Price ($)	Option/ Warrant Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number or Unearned Shares (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares ($)
Lindsay A. Rosenwald, M.D.(5)	25,000	—	$1.370	10/05/2020	1,814,033	1,560,068(1)	1,979,346(2)	1,702,238(1)
	15,000	—	6.250	02/10/2022
	15,000	—	7.420	02/07/2023
	500,000	—	0.150	07/15/2025
	500,000	—	0.130	07/15/2025
	500,000	—	1.190	07/15/2025
	500,000	—	0.070	07/15/2025
	500,000	—	0.100	07/15/2025
	500,000	—	0.650	07/15/2025
	500,000	—	0.150	07/15/2025
	500,000	—	0.024	10/31/2026
George Avgerinos, Ph.D.	—	—	—	—	—	—	—	—
Michael S. Weiss(5)	30,000	—	2.100	12/19/2023	1,814,033	1,560,068(1)	1,979,346(2)	1,702,238(1)
	500,000	—	0.150	07/15/2025	3,298,910(3)	2,837,063(1)	—	—
	500,000	—	0.130	07/15/2025
	500,000	—	1.190	07/15/2025
	500,000	—	0.070	07/15/2025
	500,000	—	0.100	07/15/2025
	500,000	—	0.650	07/15/2025
	500,000	—	0.150	07/15/2025
	500,000	—	0.024	10/31/2026
Robyn M. Hunter	30,000	—	2.950	08/17/2021	—	—	187,500(4)	161,250(1)
	30,000	—	5.720	08/16/2022

(1)
Based on $0.86 per share, the closing price of our common stock on the Nasdaq Capital Market on December 31, 2018, the last trading day of the fiscal year.

(2)
Pursuant to the terms of Dr. Rosenwald’s and Mr. Weiss’ Restricted Stock Issuance Agreements for 1,979,346 shares each of restricted stock of the Company, as amended on December 15, 2017, each one-third of the shares issued shall vest when the Company achieves market capitalization of two, three, and four times the market capitalization as of the date of such grant, but in no event earlier than December 19, 2022 for 2/3 and prior to December 19, 2023 for the remaining 1/3, respectively.

(3)
Pursuant to the terms of Mr. Weiss’s 2014 Restricted Stock Issuance Agreement for 3,958,692 shares, as Amended on December 15, 2017: 16.67% of the shares vested on February 20, 2015; 33.34% of the shares will vest on February 20, 2020; and the remainder of the shares will vest in installments of 10% of the shares upon each closing by the Company of a corporate development transaction provided that if any such corporate development transaction occurs prior to February 20, 2019, vesting of each such 10% of the remainder of the shares will occur on February 20, 2019, subject to Mr. Weiss’s continued employment with the Company.

(4)
In September 2017, units for 250,000 shares of restricted common stock were granted to Ms. Hunter pursuant to the terms of a Restricted Stock Unit Award Agreement. The units vest 25% per year over four years commencing on September 18, 2018. As of December 31, 2018, 187,500 units were unvested.

(5)
Mr. Weiss, in each case through a wholly-owned LLC, Caribe BioAdvisors, LLC, received in his capacity as Chairman of the Board of Checkpoint Therapeutics, Inc. 16,448 restricted shares of common stock and $60,000 cash fees, as Executive Chairman of Mustang Bio Inc. 10,000 restricted shares of common stock and $75,000 cash fees, and as a member of the Board of Avenue Therapeutics 14,663 restricted shares of common stock and $50,000 cash fees. Dr. Rosenwald received 16,448 restricted shares of common stock and $50,000 cash fees from Checkpoint Therapeutics Inc. and 10,000 restricted shares of common stock and $62,500 cash fees from Mustang Bio Inc. for his role on the Board of Directors of those companies, as well as 14,663 restricted shares of common stock and 60,000 restricted shares of common stock from Avenue Therapeutics Inc. for his role as Executive Chairman.

Summary of Potential Payments Upon Termination of Employment or Change in Control
Dr. Rosenwald and Mr. Weiss
The Company has not entered into employment agreements with either Dr. Rosenwald or Mr. Weiss. The Company’s repurchase option on restricted shares granted to Mr. Rosenwald, Mr. Weiss or related entities under the LTIP lapse upon the occurrence of a corporate transaction (as defined in the LTIP) if the eligible employee is in service on the date of the corporate transaction, or upon a termination of service other than a voluntary separation.
Ms. Hunter
The Company has not entered into an employment agreement with Ms. Hunter, but she and the Company are in the process of finalizing one.
Dr. Avgerinos
In June 2013, the Company entered into an employment agreement with Dr. Avgerinos, its Senior Vice President, Biologics Operations, which provides that if the Company terminates Dr. Avgerinos without cause or he resigns for good reason, he will be entitled to: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date; (ii) a pro-rata share of the annual milestone bonus for the year in which the termination occurred, to be paid when and if such bonus would have been paid under the employment agreement, and (iii) accelerated vesting of any option shares that would have vested on the next anniversary date of their respective grant date. As of December 31, 2018, all shares under this grant were vested.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth the indicated information as of December 31, 2018 with respect to our equity compensation plans:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
Equity compensation plan approved by shareholders	5,042,273	3.56	2,823,854
Equity compensation plan not approved by shareholders	—	—	—
Total	5,042,273	3.56	2,823,854

Our equity compensation plans consist of the Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan, the Fortress Biotech, Inc. 2007 Stock Incentive Plan, the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended, and the Fortress Biotech, Inc. Long Term Incentive Plan, all of which were approved by our stockholders. We do not have any equity compensation plans or arrangements that have not been approved by our stockholders.

DIRECTOR COMPENSATION
In October 2010, the Board of Directors adopted a compensation program for its non-employee directors, or the Non-Employee Director Compensation Policy. Pursuant to the Non-Employee Director Compensation Policy, each member of the Board who is not a Company employee and who is not otherwise receiving compensation from the Company pursuant to another arrangement, will receive an annual cash retainer of  $30,000, payable quarterly, and may receive an initial stock option, restricted stock or restricted stock unit grant for shares of the Company’s common stock. Any such initial stock option, restricted stock or restricted stock unit grant will vest in three annual installments. In July 2011, the Non-Employee Director Compensation Policy was modified to include additional fees for committee participation whereby committee members and committee chairs will receive additional annual cash retainers of  $5,000 and $10,000, respectively, payable quarterly. In addition, members may annually receive a restricted stock or restricted stock unit grant for (i) up to 50,000 shares of the Company’s common stock for service on the Board and (ii) up to 50,000 shares of the Company’s common stock for service on the Strategic Transaction Committee. Beginning in 2012, Audit Committee members and chairs receive additional annual cash retainers of  $7,500 and $15,000, respectively, payable quarterly.
The following table and related footnotes show the compensation paid to or accrued for the benefit of the Company’s non-employee directors in the fiscal year ended December 31, 2018.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Jimmie Harvey, Jr., M.D.	47,500	399,000(3)	$—	446,500
Malcolm Hoenlein	35,000	199,500(3)	—	234,500
Dov Klein	60,000	399,000(4)	—	459,000
J. Jay Lobell	67,500	399,000	—	466,500
Eric K. Rowinsky, M.D.	43,750	399,000	270,833(5)	713,583

(1)
Represents director and committee fees paid for or accrued in 2018.

(2)
On January 1, 2018, the Company granted shares of its common stock to certain directors for their service on the Board of Directors and additionally, in the case of Messrs. Lobell and Klein and Drs. Harvey and Rowinsky, for their service on the Strategic Transaction Committee, pursuant to Restricted Stock Issuance Agreements. The shares vest one-third on each of the first three anniversaries of the date of grant, subject to certain restrictions. The Company retains the right to repurchase unvested shares as specified in the agreements. Amounts listed represent the aggregate fair value amount computed as of the grant date of each award during 2018 in accordance with FASB ASC Topic 718.

(3)
In 2018, Dr. Harvey and Mr. Hoenlein elected to defer 100% of the value of their stock awards. This amount was credited to each of their deferred compensation accounts, respectively.

(4)
In 2018, Mr. Klein elected to defer 80% of the value of his stock award. This amount was credited to his deferred compensation account.

(5)
In 2018, Dr. Rowinsky received $270,833 in compensation for consulting services provided to the Company.

Non-Qualified Deferred Compensation
On March 12, 2015, the Compensation Committee of the Board approved a deferred compensation plan (the “Plan”) for non-employee directors (“Participants”). The Plan is administered by the Compensation Committee and intended to be a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.

Pursuant to the Plan, a Participant can defer all or a portion of Participant’s unearned annual fees, meeting fees and committee fees, including restricted stock and restricted stock units. Deferred cash compensation will be converted into a number of stock units, determined based upon the closing price of the Company’s common stock on the date such fees would otherwise have been payable and placed into the Participant’s deferred compensation account (“Account”). Deferred restricted stock unit grants will be converted on a share-for-share basis on the date such restricted stock units would otherwise have been payable and placed into the Participant’s Account.
On the tenth business day of January of the year following the Participant’s termination of service on the Board due to resignation, removal, failure to be re-elected or retirement, the amount of deferred compensation in the Participant’s Account will be distributed to the Participant in a lump sum payment of a number of shares of the Company’s common stock under the Plan equal to the number of whole stock units in the Account and cash in lieu of any fractional shares. Distributions from the Account may be accelerated in the event of the Participant’s death or upon a corporate transaction (as defined in the Plan).
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except for Forms 4 for Dr. Rosenwald, Mr. Weiss, Dr. Rowinsky, Dr. Harvey, Mr. Klein, Mr. Lobell and Mr. Hoenlein.

RELATED-PERSON TRANSACTIONS
Since January 1, 2018, the Company has not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of its directors, named executive officers or beneficial owners of more than 5% of the Company’s capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than as set forth below or in our Annual Report on Form 10-K and other than compensation, termination, and change-in-control arrangements, all of which are described under — Compensation Overview above.
The written charter of the Audit Committee authorizes, and the Nasdaq Stock Market listing rules require, the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.
Other Related Parties
The Company’s Chairman, President and Chief Executive Officer, individually and through certain trusts over which he has voting and dispositive control, beneficially owned approximately 13.0% and 13.0% of the Company’s issued and outstanding Common Stock as of December 31, 2018 and 2017, respectively. The Company’s Executive Vice Chairman, Strategic Development individually owns approximately 15.2% and 15.2% of the Company’s issued and outstanding Common Stock at December 31, 2018 and 2017, respectively.
Shared Services Agreement with TGTX
In July 2015, TGTX and the Company entered into an arrangement to share the cost of certain research and development employees. The Company’s Executive Vice Chairman, Strategic Development, is Executive Chairman and Interim Chief Executive Officer of TGTX. Under the terms of the Agreement, TGTX will reimburse the Company for the salary and benefit costs associated with these employees based upon actual hours worked on TGTX related projects. For the year ended December 31, 2018 and 2017, the Company invoiced TGTX $1.3 million and $1.0 million, respectively. The Company received payments of $1.3 million and $0.9 million, respectively, for the years ended December 31, 2018 and 2017.
Desk Share Agreements with TGTX and OPPM
In September 2014, the Company entered into Desk Share Agreements with OPPM and TGTX to occupy 20% and 40% of the New York, NY office space that requires OPPM and TGTX to pay their share of the average annual rent of  $0.5 million and $1.1 million, respectively. These initial rent allocations will be adjusted periodically for each party based upon actual percentage of the office space occupied. Additionally, the Company has reserved the right to execute desk share agreements with other third parties and those arrangements will also affect the cost of the lease actually borne by the Company. The Desk Share Agreement was amended in May 2016, adjusting the initial rent allocations to 45% for TGTX and 10% for OPPM.
Each initial Desk Share Agreement has a term of five years. The Company took possession of the New York, NY office space in December 2015, commenced build out of the space shortly thereafter and took occupancy of the space in April 2016. As of December 31, 2017, the Company paid $2.4 million in rent under the Desk Space Agreements, and invoiced OPPM and TGTX approximately $135,000 and $1.0 million, respectively, for their prorated share of the rent base. In addition, as of December 31, 2017 the Company had incurred $163,000 in connection with the build out of the space and recorded a receivable of $24,000 due from TGTX and $6,600 due from OPPM.
As of July 1, 2018, TGTX employees began to occupy desks in the Waltham, MA office under the Desk Share Agreement. TGTX began to pay their share of the rent based on actual percentage of the office space occupied on a month by month basis. As of December 31, 2018, the Company had paid approximately $223,000 in rent for the Waltham, MA office, and invoiced TGTX approximately $47,000.

As of December 31, 2018, the Company had paid $2.7 million in rent under the Desk Space Agreements, and invoiced OPPM and TGTX approximately $217,000 and $1.0 million, respectively, for their prorated share of the rent base. In addition, as of December 31, 2018 the Company had incurred $121,000 in connection with the build out of the space and had received the $54,000 due from TGTX and recorded a receivable of  $12,000 due from OPPM.
Opus Credit Facility
On September 14, 2016, the Company and Opus Point Health Innovations Fund (“OPHIF”) entered into a Credit Facility Agreement (the “Opus Credit Facility”). Fortress’s Chairman, President and Chief Executive Officer (Lindsay A. Rosenwald) and Fortress’s Executive Vice President, Strategic Development (Michael Weiss), are Co-Portfolio Managers and Partners of OPPM, an affiliate of OPHIF. As such, all of the disinterested directors of Fortress’s board of directors approved the terms of the Opus Credit Facility and related agreements. For the years ended December 31, 2018 and 2017, the Company paid cash interest expense of  $0.3 million and $1.1 million, respectively.
Founders Agreement and Management Services Agreement
The Company has entered into Founders Agreements with each of the Fortress partner companies listed in the table below. Pursuant to each Founders Agreement, in exchange for the time and capital expended in the formation of each Fortress partner company and the identification of specific assets the acquisition of which result in the formation of a viable emerging growth life science company, the Company will loan each such Fortress partner company an amount representing the up-front fee required to acquire assets. Each Founders Agreement has a term of 15 years, which upon expiration automatically renews for successive one-year periods unless terminated by the Company or a Change in Control (as defined in the Founders Agreement) occurs. In connection with each Founders Agreement the Company receives 250,000 Class A Preferred shares (except for that with Checkpoint, in which the Company holds Class A Common Stock). The Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is identical to common stock other than as to voting rights, conversion rights and the PIK Dividend right (as described below). Each share of Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is entitled to vote the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of  (A) the shares of outstanding common stock and (B) the whole shares of common stock into which the shares of outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) are convertible and the denominator of which is the number of shares of outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint). Thus, the Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) will at all times constitute a voting majority. Each share of Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is convertible, at the holder’s option, into one fully paid and nonassessable share of common stock of such Fortress partner company, subject to certain adjustments. The holders of Class A Preferred Stock (and the Class A Common Stock with respect to Checkpoint), as a class, are entitled receive on each effective date or “Trigger Date” (defined as the date that the Company first acquired, whether by license or otherwise, ownership rights to a product) of each agreement (each a “PIK Dividend Payment Date”) until the date all outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is converted into common stock or redeemed (and the purchase price is paid in full), pro rata per share dividends paid in additional fully paid and nonassessable shares of common stock (“PIK Dividends”) such that the aggregate number of shares of common stock issued pursuant to such PIK Dividend is equal to two and one-half percent (2.5%) of such Fortress partner company’s fully-diluted outstanding capitalization on the date that is one (1) business day prior to any PIK Dividend Payment Date. The Company has reached agreements with several of the Fortress partner companies to change the PIK Dividend Interest Payment Date to January 1 of each year — a change that has not and will not result in the issuance of any additional Fortress partner company common stock beyond that amount to which the Company would otherwise be entitled absent such change(s). The Company owns 100% of the Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) of each Fortress partner company that has a Founders Agreement with the Company.
As additional consideration under the Founders Agreement, each Fortress partner company with which the Company has entered into a Founders Agreement will also: (i) pay an equity fee in shares of the common stock of such Fortress partner company payable within five (5) business days of the closing of any equity or debt financing for each Fortress partner company or any of its respective subsidiaries that occurs after the effective date of the Founders Agreement and ending on the date when the Company no longer has majority voting control in such Fortress partner company’s voting equity, equal to two and one-half (2.5%) of the gross amount of any such equity or debt financing; and (ii) pay a cash fee equal to four and one-half percent (4.5%) of such Fortress partner company’s annual net sales, payable on an annual basis, within ninety (90) days of the end of each calendar year. In the event of a Change in Control, each such Fortress partner company will pay a one-time change in control fee equal to five (5x) times the product of (A) net sales for the twelve (12) months immediately preceding the change in control and (B) four and one-half percent (4.5%).
The following table summarizes, by subsidiary, the effective date of the Founders Agreements and PIK dividend or equity fee payable to the Company in accordance with the terms of the Founders Agreements, Exchange Agreements and the subsidiaries’ certificates of incorporation.
Fortress Partner Company	Effective Date(1)	PIK Dividend as a % of fully diluted outstanding capitalization	Class of Stock Issued
Helocyte	March 20, 2015	2.5%	Common Stock
Avenue	February 17, 2015	0.0%(2)	Common Stock
Mustang	March 13, 2015	2.5%	Common Stock
Checkpoint	March 17, 2015	0.0%(3)	Common Stock
Cellvation	October 31, 2016	2.5%	Common Stock
Caelum	January 1, 2017	2.5%(4)	Common Stock
Cyprium	March 13, 2017	2.5%	Common Stock
Aevitas	July 28, 2017	2.5%	Common Stock
Tamid	November 30, 2017(4)	2.5%	Common Stock

(1)
Represents the effective date of each subsidiary’s Founders Agreement. Each PIK dividend and equity fee is payable on either the annual anniversary of the effective date of the original Founders Agreement or has since been amended to January 1 of each calendar year.

(2)
Concurrently with the execution and delivery of the Stock Purchase and Merger Agreement (“SPMA”) entered into between, Avenue, the Company and InvaGen Pharmaceuticals Inc. (“InvaGen”) (together, the “SPMA Parties”), the SPMA Parties entered into a waiver agreement (the “Waiver Agreement”), pursuant to which the Company irrevocably waived its right to receive the annual dividend of Avenue’s common shares under the terms of the Class A preferred stock and any fees, payments, reimbursements or other distributions under the management services agreement between the Company and Avenue and the Founders Agreement, for the period from the effective date of the Waiver Agreement to the termination of InvaGen’s rights under the SPMA. Pursuant to the Waiver Agreement, immediately prior to the closing of the Merger Transaction contemplated under the SPMA, the Company will convert all of its preferred shares into common shares pursuant to the terms of the certificate of incorporation of Avenue, as amended from time to time.

(3)
Instead of a PIK dividend, Checkpoint pays the Company an annual equity fee in shares of Checkpoint’s common stock equal to 2.5% of Checkpoint’s fully diluted outstanding capitalization.

(4)
Effective January 31, 2019 the Caelum Founders Agreement and MSA with Fortress were terminated in conjunction with the execution of a development Option and Share Purchase Agreement (“DOSPA”) between Caelum and Alexion Therapeutics, Inc.

(5)
Represents the Trigger Date.

Equity Fees and PIK Dividends
The following table summarizes, by subsidiary, the PIK dividend or equity fee recorded by the Company in accordance with the terms of the Founders Agreements, Exchange Agreements and the subsidiaries’ certificates of incorporation ($ in thousands):
Fortress Partner Company	PIK Dividend Date(1)	Year Ended December 31, 2018(1)	Year Ended December 31, 2017
Aevitas(2)	January 1	$6	$—
Avenue(4)	January 1	—	1,103
Caelum	January 1	462	302
Cellvation	January 1	5	8
Checkpoint	March 17	1,748	2,296
Cyprium	January 1	3	1
Helocyte	January 1	167	321
Mustang	January 1	2,085	9,479
Tamid(3)	January 1	15	—
Fortress		(4,491)	(13,510)
Consolidated (Income)/Expense		$—	$—

(1)
Includes 2018 PIK dividend accrued for the year ended December 31, 2018, as Type 1 subsequent event

(2)
Aevitas PIK dividend will be recorded during the third quarter of 2019

(3)
Tamid PIK dividend will be recorded during the fourth quarter of 2019

(4)
Pursuant to the terms of the agreement between Avenue and InvaGen Pharmaceuticals, Inc. during the option period PIK dividends will not be paid nor accrued.

Management Services Agreements
The Company has entered into Management Services Agreements (the “MSAs”) with certain of the Fortress partner companies. Pursuant to each MSA, the Company’s management and personnel provide advisory, consulting and strategic services to each Fortress partner company that has entered into an MSA with Fortress for a period of five (5) years. Such services may include, without limitation, (i) advice and assistance concerning any and all aspects of each such Fortress partner company’s operations, clinical trials, financial planning and strategic transactions and financings and (ii) conducting relations on behalf of each such Fortress partner company with accountants, attorneys, financial advisors and other professionals (collectively, the “Services”). Each such Fortress partner company is obligated to utilize clinical research services, medical education, communication and marketing services and investor relations/public relation services of companies or individuals designated by Fortress, provided those services are offered at market prices. However, such Fortress partner companies are not obligated to take or act upon any advice rendered from Fortress, and the Company shall not be liable to any such Fortress partner company for its actions or inactions based upon the Company’s advice. The Company and its affiliates, including all members of Fortress’ Board of Directors, have been contractually exempted from fiduciary duties to each such Fortress partner company relating to corporate opportunities.

The following table summarizes, by Fortress partner company, the effective date of the MSA and the annual consulting fee payable by the subsidiary to the Company in quarterly installments ($ in thousands):
Fortress Partner Company	Effective Date	Annual MSA Fee (Income)/Expense
Helocyte	March 20, 2015	$500
Avenue	February 17, 2015	500
Mustang	March 13, 2015	500
Checkpoint	March 17, 2015	500
Cellvation	October 31, 2016	500
Caelum	January 1, 2017	500
Cyprium	March 13, 2017	500
Aevitas	July 28, 2017	500
Tamid	November 30, 2017	500
Fortress		(4,500)
Consolidated (Income)/Expense		$—

Fees and Stock Grants Received by Fortress
Fees recorded in connection with the Company’s agreements with its partner companies are eliminated in consolidation. These include management services fees, issuance of common shares of Fortress partner companies, in connection with third party raises and annual stock dividend or issuances on the anniversary date of respective Founders Agreements.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,
AND 5% BENEFICIAL OWNERS
The following table shows information, as of March 31, 2019, concerning the beneficial ownership of our common stock by:
•
each person we know to be the beneficial owner of more than 5% of our common stock;

•
each of our current directors;

•
each of our NEOs shown in our Summary Compensation Table; and

•
all current directors and NEOs as a group.

As of March 31, 2019, there were 63,107,957 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of March 31, 2019. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.
Name and Address of Beneficial Owner	Shares Owned	Shares Under Exercisable Options and Unvested Restricted Stock Units(1)	Total Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Stockholder:
Directors and Named Executive Officers:
Michael S. Weiss	9,400,275	30,000	9,430,275	14.9%
Lindsay A. Rosenwald, M.D.	8,172,897(2)	55,000	8,227,897	13.0%
J. Jay Lobell	786,000	85,000	871,000	1.4%
Eric K. Rowinsky, M.D.	550,000	238,490	788,490	1.2%
George C. Avgerinos, Ph.D.(4)	655,170	—	655,170	1%
Robyn M. Hunter	52,259	60,000	112,259	*%
Jimmie Harvey, Jr., M.D.	400,000	85,000	485,000	*%
Dov Klein	206,800(3)	—	206,800	*%
Malcolm Hoenlein	85,000	—	85,000	*%
All current executive officers and directors as a group (9 persons)	20,308,401	553,490	20,861,891	33.1%

*
Less than 1%

(1)
Includes only options and unvested restricted stock units exercisable within 60 days of March 31, 2019.

(2)
Includes 7,354,053 shares held directly by Dr. Rosenwald, 170,983 shares held by Capretti Grandi, LLC, and 742,861 shares held by Paramount Biosciences, LLC (“PBS”). Dr. Rosenwald has voting and dispositive control over the shares held by Capretti Grandi, LLC and PBS. Does not include (i) 453,822 shares of common stock held by the LAR Family Trusts, or (ii) 1,000,000 shares of common stock held by state trusts established for the benefit of Dr. Rosenwald’s family, over which Dr. Rosenwald does not have any voting or dispositive control.

(3)
Includes 1,600 shares of common stock held by Mr. Klein’s spouse.

(4)
Excludes 200,000 options reinstated on April 17, 2019.

PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES
Our Second Amended and Restated Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Our Board currently consists of 7 members. The nominated directors are: Chairman Dr. Rosenwald; Executive Vice Chairman, Strategic Development Mr. Weiss; Co-Vice Chairman Dr. Rowinsky; and directors Messrs. Hoenlein, Klein, and Lobell, and Dr. Harvey. For information about each of the nominees and our Board generally, please see “Corporate Governance-Our Board of Directors” beginning on page 6. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board is submitting the selection of BDO USA, LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Second Amended and Restated Bylaws or otherwise. If BDO USA, LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. BDO USA, LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2019, if its appointment is not ratified by our stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. Accordingly, we are seeking input from our stockholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934.
Please see “Executive Compensation” for a full description of our executive compensation philosophy and current levels of executive compensation.
THE BOARD RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR APPROVAL.

PROPOSAL FOUR: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY
VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act also enables our stockholders to vote, on an advisory or non-binding basis, on the frequency of the advisory vote on the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. Stockholders may choose to approve holding an advisory vote on the compensation of our named executive officers annually, biennially, or triennially. Accordingly, we are asking stockholders whether the advisory vote should occur every year, once every two years or once every three years. Stockholders may also abstain from voting. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934.
As an advisory vote, this proposal is not binding on Fortress or the Board of Directors. However, the Board of Directors intends to carefully review the results of all stockholder votes and take them into consideration when making future decisions regarding the frequency of advisory votes on compensation of our named executive officers. Notwithstanding the Board of Directors’ recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders, industry trends and the adoption of material changes to compensation programs.
While our executive compensation programs are designed to promote a long-term connection between pay and performance, after careful consideration of the frequency alternatives, the Board of Directors believes that conducting advisory votes on executive compensation on a bi-annual basis is appropriate for Fortress and its stockholders at this time.
As a biotechnology company, the Company has important milestones relating to drug development and approval that do not occur every calendar year. While executive compensation is evaluated annually, the Board of Directors also considers progress over a multi-year timeframe, which is common in small- and mid-capitalization companies in our industry. The Board of Directors believes that a vote every three years provides stockholders the opportunity to evaluate the Company’s compensation program on a more thorough, longer-term basis than an annual vote, without requiring a three year wait, which would be less responsive.
The Company understands that its stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “THREE YEARS” FOR FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ADDITIONAL INFORMATION
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2017 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Fortress Biotech, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attn: Robyn M. Hunter. You may also contact us at (781) 652-4500.
If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.
Stockholder Proposals for Our 2020 Annual Meeting
Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Robyn M. Hunter, at 2 Gansevoort Street, 9th Floor, New York, New York 10014, no later than December 31, 2019. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.
Our Second Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Second Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Second Amended and Restated Bylaws to Robyn M. Hunter, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 16, 2019, and no later than April 15, 2019. If a stockholder fails to provide timely notice of a proposal to be presented at our 2019 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.
Other Matters
Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.
Solicitation of Proxies
We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
Incorporation of Information by Reference
The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2018, delivered to you together with this proxy statement, is hereby incorporated by reference.

FORTRESS BIOTECH

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

E78922-P23046

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

FORTRESS BIOTECH, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYE78922-P23046! ! !For Against Abstain! !! ! !! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.FORTRESS BIOTECH, INC.ATTN: ROBYN HUNTER2 GANSEVOORT STREET9TH FLOORNEW YORK, NEW YORK 10014VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 P.M. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailingproxy materials, you can consent to receiving all future proxy statements,proxy cards and annual reports electronically via e-mail or the Internet. To signup for electronic delivery, please follow the instructions above to vote usingthe Internet and, when prompted, indicate that you agree to receive or accessproxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Haveyour proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Please indicate if you plan to attend this meeting.4. An advisory vote on the frequency of the advisory vote to approve the compensation of our named executive officers.3. An advisory vote to approve the compensation of our named executive officers.2. Ratification of the appointment of BDO USA, LLP as Fortress Biotech, Inc.'s independent registered public accounting firm for the fiscal year endingDecember 31, 2019.FORTRESS BIOTECH, INC.Nominees:The Board of Directors recommends you vote FORthe following:The Board of Directors recommends you vote FOR Proposals 2 and 3:The Board of Directors recommends you vote 3 YEARS on the following proposal:1. Election of DirectorsNOTE: In its discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properlyexecuted will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3, and 3 YEARSon proposal 4.01) Lindsay A. Rosenwald, M.D.02) Michael S. Weiss03) Jimmie Harvey, Jr., M.D.04) Malcolm Hoenlein05) Dov Klein, CPA06) J. Jay Lobell07) Eric K. Rowinsky, M.D.Yes NoForAllWithholdAllFor AllExcept! ! ! !1 Year 2 Years 3 Years Abstain

E78923-P23046Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:The Notice of Annual Meeting of Stockholders and Proxy Statement, 2018 Annual Report and Annual Report on Form 10-K of Fortress Biotech, Inc. are available at www.proxyvote.com.FORTRESS BIOTECH, INC.Proxy for Annual Meeting of StockholdersJune 18, 2019 10:00 AM EDTThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of Fortress Biotech, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2019. The undersigned stockholder also appoints Lindsay A. Rosenwald, M.D., with full power of substitution and power to act alone, as proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Fortress Biotech, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT onJune 18, 2019, at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016, and any adjournment or postponement thereof.Continued and to be signed on reverse side